UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2016

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue	10018
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 25, 2016, G-III Apparel Group, Ltd., a Delaware corporation (the “Company”), held a conference call with investors to discuss the Company’s acquisition of all of the outstanding capital stock of Donna Karan International Inc. (“DKI”), a Delaware corporation (the “Acquisition”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated July 22, 2016, by and between the Company and LVMH Moet Hennessy Louis Vuitton Inc. (“LVMH”), a Delaware corporation. Subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, upon the consummation of the Acquisition, DKI will become a wholly-owned subsidiary of the Company. A copy of the script for the conference call is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the registrant specifically incorporates any such information by reference.

Item 8.01	Other Events.

On July 25, 2016, the Company and LVMH issued a joint press release announcing that they had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Script of Conference Call on July 25, 2016.

99.2	Joint Press Release of the Company and LVMH, dated July 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: July 25, 2016

	By:	/s/ Neal S. Nackman

Name:	Neal S. Nackman
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Script of Conference Call on July 25, 2016.

99.2	Joint Press Release of the Company and LVMH, dated July 25, 2016.